                                                                   Exhibit 10.64



                         RITCHIE CAPITAL MANAGEMENT, LLC
                             2100 Enterprise Avenue
                             Geneva, Illinois 60134


                                 August 30, 2004


Genaissance Pharmaceuticals, Inc.
Five Science Park
New Haven, Connecticut 06511

Attn: Kevin Rakin

       Re:  WAIVER OF AND COVENANT WITH RESPECT TO CERTAIN SERIES A PREFERENCES
            -------------------------------------------------------------------

Dear Mr. Rakin:

         Reference is made to that certain Series A Preferred Stock Purchase Agreement (the "STOCK PURCHASE AGREEMENT"), dated as of October 29, 2003, by and between Genaissance Pharmaceuticals, Inc. (the "COMPANY") and RAM Trading, Ltd. ("RAM"), the Registration Rights Agreement, dated as of October 29, 2003, by and between the Company and RAM (the "REGISTRATION RIGHTS AGREEMENT"), the Certificate of Designations, Preferences and Rights of the Series A Preferred Stock of the Company filed with the Secretary of State of the State of Delaware on October 29, 2003 (the "CERTIFICATE OF DESIGNATIONS") and the Letter Agreement, dated as of June 29, 2004, by and between the Company and RAM (the "PRIOR LETTER AGREEMENT"). The Stock Purchase Agreement, the Registration Rights Agreement, the Prior Letter Agreement and the Certificate of Designations are collectively referred to as the "TRANSACTION DOCUMENTS". Unless otherwise defined herein, capitalized terms have the meanings set forth in the Certificate of Designations.

         This letter agreement shall confirm our agreement to waive certain preferences contained in the Certificate of Designations with respect to the shares of the Company's Series A Preferred Stock held by RAM as set forth below.

         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and RAM agree and confirm the following matters:

         In the event that the conditions to mandatory conversion contained in
         Section 5(c) of the Certificate of Designations are triggered, but, solely due to the restrictions contained in the Prior Letter Agreement, the Company is not permitted to elect to compel the conversion of all of the Series A Preferred Stock pursuant to Section 5(c) of the Certificate of Designations,

         (A) the Buyer agrees to waive any and all of its rights, preferences and privileges contained in (i) Sections 2, 3(b), 4 (provided, however, that upon any Significant Event, the Buyer shall have its Series A Preferred Stock treated as if it had been converted immediately prior to such Significant Event and shall receive any distribution on the same terms and in the same amounts as the other holders of Common Stock) and 6 of the Certificate of Designations and (ii) solely with respect to Buyer's rights as a holder of Series A Preferred Stock, Section 5.5 of the Stock Purchase Agreement (clauses (i) and (ii), collectively the "Waived Rights"); and

         (B) RAM covenants not to assert the Waived Rights as against the Company.

         RAM agrees not to transfer any of the Series A Preferred Shares unless the proposed transferee agrees to be bound by the terms hereof.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         This letter agreement is effective August 30, 2004 and shall be binding upon the parties and their respective transferees, successors and assigns.

         If the terms of this letter are acceptable to you, please sign below where indicated.

                                          Very truly yours,

                                          RAM TRADING, LTD.

                                          By:  Ritchie Capital Management, LLC
                                          Its: Investment Manager


                                          By: /s/ Michael Allara
                                              --------------------------------
                                              Michael Allara
                                              Chief Operating Officer



Agreed and Accepted this 30th day of August, 2004.

GENAISSANCE PHARMACEUTICALS, INC.


By: /s/ Ben D. Kaplan
    ----------------------------------
Name:  Ben D. Kaplan
Title: Senior Vice President and Chief Financial Officer